UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 1, 2014

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Eagleview Boulevard, Suite 300, Exton, PA 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 359-7228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Joseph Heater resigned as Chief Financial Officer of WPCS International Incorporated (the “Company”), effective August 31, 2014.

Effective September 1, 2014, the Company entered into an agreement (the “Agreement”) with Chord Advisors, LLC (“Chord”). Pursuant to the Agreement, Chord will provide the Company with comprehensive outsourced accounting solutions. The Company will pay Chord $13,000 per month. The Agreement may be terminated immediately by either party.

In connection with the Agreement, effective September 1, 2014, the Company appointed David Horin to serve as the Company’s Chief Financial Officer. Mr. Horin is a Managing Partner of Chord and will not receive any other compensation for serving as our Chief Financial Officer except for the payments to Chord pursuant to the Agreement.

Since June 2012, Mr. Horin has been a Managing Partner of Chord Advisors, LLC, an advisory firm that provides targeted financial solutions to public (small-cap and mid-cap) and private small and mid-sized companies. From 2008 to June 2012, Mr. Horin was the Chief Financial Officer of Rodman & Renshaw Capital Group, Inc., a full-service investment bank dedicated to providing corporate finance, strategic advisory, sales and trading and related services to public and private companies across multiple sectors and regions. From 2003 to 2008, Mr. Horin was the Managing Director of Accounting Policy and Financial Reporting at Jefferies Group, Inc., a full-service global investment bank and institutional securities firm focused on growth and middle-market companies and their investors. Prior to his employment at Jefferies Group, Inc., from 2000 to 2003, Mr. Horin was a Senior Manager in KPMG’s Department of Professional Practice in New York, where he advised firm members and clients on technical accounting and risk management matters for a variety of public, international and early growth stage entities. Mr. Horin has a Bachelor of Science degree in Accounting from Baruch College, City University of New York. Mr. Horin is also a Certified Public Accountant.

There are no other arrangements or understandings between Mr. Horin and any other person pursuant to which Mr. Horin was appointed as Chief Financial Officer of the Company. Mr. Horin has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The summary of the Chord Agreement described above is qualified in its entirety by reference to the Chord Advisory Agreement which is filed as Exhibit 10.01 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On September 2, 2014, the Company issued a press release announcing the appointment of David Horin as discussed in Items 1.01 and 5.02 above. A copy of the press release that discusses this matter is filed as Exhibit 99.01 to, and incorporated by reference in, this report.

The information contained in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.01, is furnished pursuant to, and shall not be deemed to be "filed" for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained in Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Letter Agreement, dated August 29, 2014 by and between WPCS International Incorporated and Chord Advisors, LLC.
99.01	Press release, dated September 2, 2014, issued by WPCS International Incorporated.*

* Furnished herewith.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: September 2, 2014	By: /s/ DAVID HORIN
David Horin
Chief Financial Officer